EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Erie Indemnity Company of our report dated February 17, 2005, included in the 2004 Annual Report to Shareholders of Erie Indemnity Company.

Our audit also included the 2004 and 2003 financial statement schedules of Erie Indemnity Company listed in Item 15(a). These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. The schedules for the year ended December 31, 2002, were audited by other auditors whose report dated February 7, 2003 expressed an unqualified opinion on those schedules, when considered in relation to the basic consolidated financial statements taken as a whole. In our opinion the consolidated financial statement schedules when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young, LLP

February 17, 2005
Cleveland, Ohio

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